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                                                                      Exhibit 21
                                                                      ----------


                         SUBSIDIARIES OF THE REGISTRANT


                                                  State or other
                                                  jurisdiction of
                                                  incorporation
Subsidiary                                        or organization
----------                                        ---------------


Advanced Structures, Inc.                         Ohio

Anthony & Sylvan Pools Corporation                Ohio

Compool, Inc.                                     Ohio

CO Acquisition Corporation                        Ohio

ENPAC Corporation                                 Delaware

EPPS, Ltd.                                        Mauritius

Essef Manufacturing FSC, Inc.                     U.S. Virgin Islands

Euroimpex S.p.A.                                  Italy

General Aquatics Corporation                      Ohio

National Pool Tile Group                          California

Pac-Fab, Inc.                                     Delaware

Purex Pool Systems, Inc.                          Delaware

Rainbow Acquisition Corporation                   Ohio

Sanford Technology Corporation                    North Carolina

Structural Europe N.V.                            Belgium

Structural India Private, Ltd.                    India

Structural Australia Corporation                  Ohio